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                                                                    EXHIBIT 99.4


                               PHOENIXSTAR, INC.
                      (FORMERLY KNOWN AS PRIMESTAR, INC.)

                          Notice of Change of Control
                                      And
                       Notice of Supplemental Indenture

With respect to its 10 7/8% Senior Subordinated Notes due February 15, 2007 and
       12 1/4% Senior Subordinated Discount Notes due February 15, 2007
           (originally issued by TCI Satellite Entertainment, Inc.)


     NOTICE IS HEREBY GIVEN to all record holders ("Holders"), as of May 7, 1999 (the "Record Date"), of 10 7/8% Senior Subordinated Notes due February 15, 2007 (the "Senior Subordinated Notes") and 12 1/4% Senior Subordinated Discount Notes due February 15, 2007 (the "Senior Subordinated Discount Notes" and, together with the Senior Subordinated Notes, the "Notes"), of Phoenixstar, Inc., formerly known as PRIMESTAR, Inc., (the "Company"), that are not party to the Lock-up Agreement (as defined herein), pursuant to Sections 4.14 and 10.02 of the Notes' respective Indentures, each dated as of February 20, 1997, between TCI Satellite Entertainment, Inc. ("TSAT") and The Bank of New York as Trustee (the "Trustee"), as supplemented and amended by the First Supplemental Indentures, each dated as of April 1, 1998 (pursuant to which the Company assumed TSAT's obligations for the Notes) and the Second Supplemental Indentures, each dated as of April 27, 1999 (each an "Indenture" and collectively, the "Indentures").

     The Company entered into an Asset Purchase Agreement, dated as of January 22, 1999 (the "Asset Purchase Agreement") between the Company, PRIMESTAR Partners L.P., PRIMESTAR MDU, Inc., the stockholders of the Company named therein and Hughes Electronics Corporation (the "Purchaser"), pursuant to which the Purchaser agreed to acquire the Company's medium power direct broadcast satellite business (the "Medium Power Business") for aggregate consideration consisting of $1.1 billion in cash (subject to adjustment based on the Company's closing working capital position, as provided in the Asset Purchase Agreement) and 4,871,448 shares of the Class H Common Stock of General Motors Corporation (collectively, the "Purchase Price"). The sale of the Company's Medium Power Business, pursuant to the Asset Purchase Agreement, was consummated on April 28, 1999. The assets sold to the Purchaser pursuant to the Asset Purchase Agreement constituted substantially all the assets of the Company and its subsidiaries.

Change of Control Right

     The consummation of the Asset Purchase Agreement constituted a "Change of Control" under Section 4.14 of the Indentures. As a result, under the Indentures, each Holder of the Notes as of the Record Date has the right (the "Change of Control Right"), until 5:00 p.m., Eastern time, on June 10, 1999 (the "Expiration Date"), to require the Company to purchase such Holder's Notes in whole or in part in integral multiples of $1,000 at a purchase price payable in cash in an amount equal to (i) 101% of the principal amount of each Senior Subordinated Note, plus any accrued and unpaid interest accumulated thereon up to the Purchase Date (as hereinafter defined), net to the seller in cash, and
(ii) 101% of the Accreted Value on the Purchase Date of each Senior Subordinated Discount Note, net to the seller in cash (collectively the "Offer Price"). As used herein, the term "Accreted Value" has the meaning ascribed to such term in the Indenture governing the Senior Subordinated Discount Notes. The Notes will be purchased by the Company in accordance with the terms and subject to the conditions set forth in the Change of Control Offer, dated as of May 13, 1999 (as the same may be amended from time to time, the "Offer to Purchase") and the related Letter of Transmittal and instructions thereto (the "Letter of Transmittal") (which together constitute the "Offer"), copies of which are enclosed herewith. Holders who tender Notes that are purchased pursuant to the Offer shall be paid the Offer Price for such Notes promptly after the Expiration Date, but in no event later than five business days after the Expiration Date (the "Purchase Date"). On the Purchase Date the Offer Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase. Interest shall cease to accrue on the Senior Subordinated Notes accepted for purchase and the Accreted Value of all Senior Subordinated Discount Nots accepted for purchase hereunder shall cease to accrete. In the case of any Holder whose Notes are purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Notes without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount (at maturity, in the case of the Senior Subordinated Discount Notes) equal to and in exchange for the unpurchased portion of the Notes so tendered. Each Note purchased and each such new Note issued shall be in denominations of $1,000 and integral multiples thereof. Anything contained herein to the contrary notwithstanding, the Company shall not be required to accept, pursuant to the Offer to Purchase, from any Holder that is a party to the Lock-up Agreement (as defined herein), any Notes sold or required to be sold under the Lock-up Agreement.

     For Notes to be validly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal or facsimile thereof, with any required signature guarantees, or an Agent's Message, as defined in the Offer to Purchase, in the case of a book-entry transfer, and all other documents required by the Letter of Transmittal, must be received by The Bank of New York (the "Depositary") at its address set forth on the back cover of the Offer to Purchase, on or prior to the Expiration Date. In addition, either (i) Notes must be received by the Depositary, together with the Letter of Transmittal, at such address, or such Notes must be tendered pursuant to the procedures for book-entry tender described in the Offer to Purchase and a Book-Entry Confirmation received by the Depositary, in each case on or prior to the Expiration Date, or (ii) the guaranteed delivery procedure described in the Offer to Purchase must be complied with. Delivery of documents to an account established by the Depositary at the Book-Entry Transfer Facility does not constitute delivery to the Depositary. See "The Offer--Procedure for Tendering Notes" in the Offer to
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Purchase for a more detailed description of the procedures that must be followed in order to validly tender the Notes pursuant to the Offer.

     Letter of Transmittals and Notes should be sent to the Depositary, and not to the Company.

     Tenders of Notes, pursuant to the Offer, may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on the fifth business day preceding the Expiration Date. For a withdrawal of a tender of Notes to be effective, a written or facsimile transmission notice of withdrawal must be received by the Depositary at or prior to 5:00 p.m., New York City time, on the fifth business day preceding the Expiration Date at its address set forth on the back cover of the Offer to Purchase. Any such notice of withdrawal must (i) specify the name of the person who tendered the Notes to be withdrawn, (ii) contain the description of the Notes to be withdrawn and identify the CUSIP/certificate number or numbers shown on the particular certificate evidencing such Notes (unless such Notes were tendered by book-entry transfer) and the aggregate principal amount represented by such Notes (in the case of Senior Subordinated Notes) and the aggregate principal amount at maturity represented by such Notes (in the case of Senior Subordinated Discount Notes) and (iii) be signed by the Holder of such Notes in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees), if any, or be accompanied by (x) documents of transfer sufficient to have the Trustee register the transfer of the Notes into the name of the person withdrawing such Notes and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such Holder. See "The Offer-Withdrawal Rights" in the Offer to Purchase for a more detailed description of the procedures that must be followed in order to validly withdraw tendered Notes.

Amendments to the Indentures Pursuant to the Second Supplemental Indentures

     On April 20, 1999, the Company entered into a lock-up agreement (the "Lock-up Agreement") with certain holders of its senior subordinated indebtedness, including Holders of at least a majority in principal amount of each tranche of the Notes. In connection with the Lock-up Agreement, such Holders consented to amend the Indentures as set forth below.

     On April 27, 1999, in accordance with Section 10.02 of each of the Indentures, the Company amended the Indentures with the consent of the Holders of at least a majority in principal amount of the Notes. Each of the Second Supplemental Indentures became effective on the Note Purchase Closing Date (as defined in the Lock-up Agreement), which is the date that the Company sold its Medium Power Business, April 28, 1999. The Second Supplemental Indentures eliminated the following sections of the Indentures: Section 4.03; Section 4.04;
Section 4.06; Section 4.07; Section 4.08; Section 4.09; Section 4.10; Section 4.15; Section 4.16; Section 4.17; Section 4.18; Section 4.21; Section 4.22;
Section 5.01; Section 5.02; Section 6.01(6); and Section 6.01(7). The elimination of these sections served to eliminate substantially all of the covenants in the Indentures other than the covenants to pay interest on and principal of the Notes when due and covenants relating to the Company's obligation to make an offer to purchase the Notes upon certain circumstances.


                                            PHOENIXSTAR, INC.



May 13, 1999